UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2011 (August 4, 2011)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On August 4, 2011, the Board of Directors of the Company approved amendments, to be effective as of January 1, 2012, to the Company's Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") that (a) authorize officers of the Company to establish a discount of between 0.00% and 5.00% on the purchase price of shares of Common Stock purchased by participants under the Plan and also the discretionary authority to lower, raise, suspend or eliminate the discount in the future, in accordance with the revised terms of the Plan; (b) revise certain annual purchase limits under the Plan and (c) make other technical changes.  The Company intends to file a copy of the Plan, as amended and restated on August 4, 2011, as an exhibit to its quarterly report on Form 10-Q for the quarter ending September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC. a Connecticut corporation
Date: August 8, 2011	By: /s/ David C. Benoit David C. Benoit Title: Vice President – Finance and Chief Financial Officer